EXHIBIT 99(a)

EARNINGS RELEASE

October 21, 2024

Contact:	William D. Cable, Sr. President and Chief Executive Officer

Jeffrey N. Hooper Executive Vice President and Chief Financial Officer 828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER 2024 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported third quarter 2024 results with highlights as follows:

Third quarter 2024 highlights:

•	Net earnings were $4.0 million or $0.74 per share and $0.72 per diluted share for the three months ended September 30, 2024, compared to $4.1 million or $0.76 per share and $0.74 per diluted share for the same period one year ago.
•	Net interest margin was 3.35% for the three months ended September 30, 2024, compared to 3.39% for the three months ended September 30, 2023.

Year to date highlights:

•	Net earnings were $12.8 million or $2.41 per share and $2.33 per diluted share for the nine months ended September 30, 2024, as compared to $12.1 million or $2.22 per share and $2.15 per diluted share for the same period one year ago.
•	Cash dividends were $0.73 per share during the nine months ended September 30, 2024, compared to $0.72 per share for the prior year period.
•	Total loans were $1.12 billion at September 30, 2024, compared to $1.09 billion at December 31, 2023.
•	Non-performing assets were $3.9 million or 0.24% of total assets at September 30, 2024 and December 31, 2023.
•	Total deposits were $1.48 billion at September 30, 2024, compared to $1.39 billion at December 31, 2023.
•	Core deposits, a non-GAAP measure, were $1.34 billion or 90.30% of total deposits at September 30, 2024, compared to $1.24 billion or 89.30% of total deposits at December 31, 2023.
•	Net interest margin was 3.34% for the nine months ended September 30, 2024, compared to 3.57% for the nine months ended September 30, 2023.

Net earnings were $4.0 million or $0.74 per share and $0.72 per diluted share for the three months ended September 30, 2024, compared to $4.1 million or $0.76 per share and $0.74 per diluted share for the prior year period.  William D. Cable, Sr., President and Chief Executive Officer, attributed the decrease in third quarter net earnings to a decrease in non-interest income and an increase in non-interest expense, which were partially offset by an increase in net interest income and a decrease in the provision for credit losses, compared to the prior year period, as discussed below.

Net interest income was $13.5 million for the three months ended September 30, 2024, compared to $13.3 million for the three months ended September 30, 2023.  The increase in net interest income is due to a $2.2 million increase in interest income, partially offset by a $2.0 million increase in interest expense.  The increase in interest income is primarily due to a $2.0 million increase in interest income and fees on loans and a $206,000 increase in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve through July 2023.  The increase in interest income on investment securities is primarily due to increases in yields on variable rate securities and higher yields on securities purchased since September 30, 2023.  The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities.  Net interest income after the provision for credit losses was $13.3 million for the three months ended September 30, 2024, compared to $12.8 million for the three months ended September 30, 2023.  The provision for credit losses for the three months ended September 30, 2024 was $297,000, compared to $562,000 for the three months ended September 30, 2023.  The decrease in the provision for credit losses is primarily attributable to a reduction in reserves on construction loans, which was primarily due to a decrease in construction loan balances outstanding with approximately $12.0 million in loans being paid off or transitioning to permanent financing in loan categories within the portfolio with lower loss rates than the construction pool during the three months ended September 30, 2024.  This reduction of reserves due to change in loan mix was partially offset by $669,000 additional reserve during the three months ended September 30, 2024 for expected losses associated with Hurricane Helene, which heavily impacted western North Carolina in late September 2024.

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Non-interest income was $7.1 million for the three months ended September 30, 2024, compared to $6.8 million for the three months ended September 30, 2023. The increase in non-interest income is primarily attributable to a $288,000 increase in appraisal management fee income due to an increase in appraisal volume.

Non-interest expense was $15.0 million for the three months ended September 30, 2024, compared to $14.3 million for the three months ended September 30, 2023. The increase in non-interest expense is primarily attributable to a $458,000 increase in occupancy expense primarily due to a 362,000 write-off of leasehold improvements for the Bank’s branch in Cary, North Carolina, which was closed in June 2024, a $254,000 increase in appraisal management fee expense due to an increase in appraisal volume and a $169,000 increase in other non-interest expense primarily due to an increase in consulting fees. Increases noted above were partially offset by a $120,000 decrease in salaries and employee benefits expense primarily due to a decrease in medical insurance expense.

Net earnings were $12.8 million or $2.41 per share and $2.33 per diluted share for the nine months ended September 30, 2024, compared to $12.1 million or $2.22 per share and $2.15 per diluted share for the prior year period. The increase in year-to-date net earnings is primarily attributable to an increase in non-interest income and a decrease in the provision for credit losses, which were partially offset by a decrease in net interest income and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $40.3 million for the nine months ended September 30, 2024, compared to $41.4 million for the nine months ended September 30, 2023. The decrease in net interest income is due to a $8.8 million increase in interest expense, partially offset by a $7.6 million increase in interest income. The increase in interest income reflects a $6.1 million increase in interest income and fees on loans, a $734,000 increase in interest income on balances due from banks and a $795,000 increase in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve through July 2023. The increase in interest income on balances due from banks is also due to an increase in average balances outstanding and Federal Reserve rate increases. The increase in interest income on investment securities is primarily due to increases in yields on variable rate securities and higher yields on securities purchased since September 30, 2023. The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities. Net interest income after the provision for credit losses was $40.3 million for the nine months ended September 30, 2024 and 2023. The provision for credit losses for the nine months ended September 30, 2024 was a recovery of $80,000, compared to an expense of $1.2 million for the nine months ended September 30, 2023. The decrease in the provision for credit losses is primarily attributable to a reduction in reserves on construction loans, which was primarily due to a decrease in construction loan balances outstanding with approximately $34.3 million in loans being paid off or transitioning to permanent financing in loan categories within the portfolio with lower loss rates than the construction pool during the nine months ended September 30, 2024. This reduction of reserves due to change in loan mix was partially offset by $669,000 additional reserve during the nine months ended September 30, 2024 for expected losses associated with Hurricane Helene, which heavily impacted western North Carolina in late September 2024. Net charge-offs for the nine months ended September 30, 2024 were $956,000, compared to $297,000 for the nine months ended September 30, 2023. The increase in net charge-offs during the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023, is primarily due to commercial and industrial loan charge-offs during the nine months ended September 30 2024, which were previously reflected in reserves on individually evaluated loans.

Non-interest income was $20.7 million for the nine months ended September 30, 2024, compared to $16.8 million for the nine months ended September 30, 2023. The increase in non-interest income is primarily attributable to a $2.5 million net loss on the sales of securities during the nine months ended September 30, 2023 compared to a $5,000 net gain on the sales of securities during the nine months ended September 30, 2024, and a $1.2 million increase in appraisal management fee income due to an increase in appraisal volume.

Non-interest expense was $44.7 million for the nine months ended September 30, 2024, compared to $41.6 million for the nine months ended September 30, 2023. The increase in non-interest expense is primarily attributable to a $901,000 increase in salaries and employee benefits expense primarily due to increases in salary and medical insurance expenses, a $679,000 increase in occupancy expense primarily due to a 362,000 write-off of leasehold improvements for the Bank’s branch in Cary, North Carolina, which was closed in June 2024, a $982,000 increase in appraisal management fee expense due to an increase in appraisal volume and a $525,000 increase in other non-interest expense primarily due to increases in consulting fees and debit card fraud expense.

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Income tax expense was $1.4 million for the three months ended September 30, 2024, compared to $1.2 million for the three months ended September 30, 2023. The effective tax rate was 25.76% for the three months ended September 30, 2024, compared to 22.09% for the three months ended September 30, 2023. The increase in the effective tax rate is primarily due to the revaluation of the deferred tax asset during the three months ended September 30, 2024 due to upcoming reductions in the North Carolina corporate income tax rate, which will be phased out over a five year period starting in 2025. Income tax expense was $3.5 million for the nine months ended September 30, 2024, compared to $3.4 million for the nine months ended September 30, 2023. The effective tax rate was 21.70% for the nine months ended September 30, 2024, compared to 21.89% for the nine months ended September 30, 2023.

Total assets were $1.66 billion as of September 30, 2024, compared to $1.64 billion as of December 31, 2023. Available for sale securities were $398.6 million as of September 30, 2024, compared to $391.9 million as of December 31, 2023. Total loans were $1.12 billion as of September 30, 2024, compared to $1.09 billion at December 31, 2023.

Non-performing assets were $3.9 million or 0.24% of total assets at September 30, 2024 and December 31, 2023. Non-performing assets include $3.7 million in commercial and residential mortgage loans, and $266,000 in other loans at September 30, 2024, compared to $3.4 million in commercial and residential mortgage loans, and $464,000 in other loans at December 31, 2023.

The allowance for credit losses on loans was $10.6 million or 0.94% of total loans at September 30, 2024, compared to $11.0 million or 1.01% at December 31, 2023. The decrease in the allowance for credit losses on loans is primarily composed of a $471,000 decrease in allowance for other construction loans, all land development, and other land loans as a result of loan balance decreases in this category during the nine months ended September 30, 2024 and a $360,000 decrease in allowance for commercial and industrial loans primarily due to a $432,000 decrease in reserves on individually evaluated loans in this category at September 30, 2024 as compared to December 31, 2023 due to charge offs during the first quarter of 2024. These decreases were partially offset by $669,000 additional reserve for expected losses associated with Hurricane Helene during the three months ended September 30, 2024. The allowance for credit losses on unfunded commitments was $1.2 million at September 30, 2024, compared to $1.8 million at December 31, 2023. The decrease in the allowance for credit losses on unfunded commitments was primarily due to a $506,000 decrease in the allowance for other construction loans and all land development and other land loans resulting from a $16.3 million decrease in unfunded commitments in this category during the nine months ended September 30, 2024. The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets. Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.48 billion as of September 30, 2024, compared to $1.39 billion as of December 31, 2023. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.34 billion at September 30, 2024, compared to $1.24 billion at December 31, 2023. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of more than $250,000 totaled $143.6 million at September 30, 2024, compared to $148.9 million December 31, 2023.

Securities sold under agreements to repurchase were $8.4 million at September 30, 2024, compared to $86.7 million at December 31, 2023. The decrease in securities sold under agreements to repurchase is primarily due to customers transferring funds from securities sold under agreements to repurchase to deposits held via the IntraFi network’s Insured Cash Sweep (“ICS”) during the nine months ended September 30, 2024. Junior subordinated debentures were $15.5 million at September 30, 2024 and December 31, 2023. Shareholders’ equity was $136.3 million, or 8.20% of total assets, at September 30, 2024, compared to $121.0 million, or 7.40% of total assets, at December 31, 2023.

Peoples Bank operates 16 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

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Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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CONSOLIDATED BALANCE SHEETS
September 30, 2024, December 31, 2023 and September 30, 2023
(Dollars in thousands)

	September 30, 2024	December 31, 2023	September 30, 2023
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$36,061	$32,819	$35,762
Interest-bearing deposits	37,101	49,556	40,857
Cash and cash equivalents	73,162	82,375	76,619

Investment securities available for sale	398,573	391,924	378,794
Other investments	2,753	2,874	2,900
Total securities	401,326	394,798	381,694

Mortgage loans held for sale	1,218	686	1,848

Loans	1,124,177	1,093,066	1,078,173
Less: Allowance for credit losses on loans	(10,616)	(11,041)	(10,285)
Net loans	1,113,561	1,082,025	1,067,888

Premises and equipment, net	15,206	16,702	16,782
Cash surrender value of life insurance	18,482	18,134	18,021
Accrued interest receivable and other assets	38,695	41,190	44,412
Total assets	$1,661,650	$1,635,910	$1,607,264

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$408,766	$432,687	$444,627
Interest-bearing demand, MMDA & savings	728,142	620,244	633,003
Time, over $250,000	143,573	148,904	137,715
Other time	199,496	190,210	165,423
Total deposits	1,479,977	1,392,045	1,380,768

Securities sold under agreements to repurchase	8,429	86,715	83,024
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	21,498	20,670	20,656
Total liabilities	1,525,368	1,514,894	1,499,912

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,457,646 at 9/30/24, 5,534,499 shares at 12/31/23, 5,549,799 at 9/30/23	48,678	50,625	50,969
Common stock held by deferred compensation trust, at cost; 158,905 shares at 9/30/24, 163,702 shares at 12/31/23, 167,193 shares at 9/30/23	(1,772)	(1,910)	(2,011)
Deferred compensation	1,772	1,910	2,011
Retained earnings	118,542	109,756	107,372
Accumulated other comprehensive loss	(30,938)	(39,365)	(50,989)
Total shareholders' equity	136,282	121,016	107,352

Total liabilities and shareholders' equity	$1,661,650	$1,635,910	$1,607,264

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CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2024 and 2023
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$16,098	$14,145	$46,807	$40,695
Interest on due from banks	608	606	2,240	1,506
Interest on investment securities:
U.S. Government sponsored enterprises	2,503	2,358	7,645	6,868
State and political subdivisions	695	696	2,085	2,254
Other	563	501	1,570	1,383
Total interest income	20,467	18,306	60,347	52,706

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,892	1,752	7,390	4,888
Time deposits	3,611	2,512	10,920	4,666
Junior subordinated debentures	283	284	850	791
Other	132	418	918	912
Total interest expense	6,918	4,966	20,078	11,257

NET INTEREST INCOME	13,549	13,340	40,269	41,449
PROVISION FOR CREDIT LOSSES	297	562	(80)	1,161
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	13,252	12,778	40,349	40,288

NON-INTEREST INCOME:
Service charges	1,515	1,412	4,201	4,081
Other service charges and fees	163	165	527	510
Gain/(loss) on sale of securities	5	-	5	(2,488)
Mortgage banking income	138	72	263	204
Insurance and brokerage commissions	251	291	717	725
Appraisal management fee income	3,073	2,785	8,668	7,469
Miscellaneous	1,950	2,049	6,273	6,286
Total non-interest income	7,095	6,774	20,654	16,787

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,602	6,722	20,409	19,508
Occupancy	2,446	1,988	6,662	5,983
Appraisal management fee expense	2,436	2,182	6,863	5,881
Other	3,532	3,363	10,729	10,204
Total non-interest expense	15,016	14,255	44,663	41,576

EARNINGS BEFORE INCOME TAXES	5,331	5,297	16,340	15,499
INCOME TAXES	1,373	1,170	3,546	3,393

NET EARNINGS	$3,958	$4,127	$12,794	$12,106

PER SHARE AMOUNTS
Basic net earnings	$0.74	$0.76	$2.41	$2.22
Diluted net earnings	$0.72	$0.74	$2.33	$2.15
Cash dividends	$0.19	$0.19	$0.73	$0.72
Book value	$25.72	$19.94	$25.72	$19.94

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FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2024 and 2023, and the year ended December 31, 2023
(Dollars in thousands)

	Three months ended		Nine months ended		Year ended
	September 30,		September 30,		December 31,
	2024	2023	2024	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$440,519	$448,042	$443,023	$458,216	$454,823
Loans	1,120,545	1,064,135	1,107,344	1,052,540	1,061,075
Earning assets	1,609,727	1,561,298	1,608,843	1,553,689	1,561,825
Assets	1,653,202	1,602,799	1,650,348	1,601,117	1,605,386
Deposits	1,480,119	1,373,251	1,456,759	1,397,975	1,395,265
Shareholders' equity	127,465	111,527	125,751	115,879	116,295

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.35%	3.39%	3.34%	3.57%	3.51%
Return on average assets	0.95%	1.02%	1.04%	1.01%	0.97%
Return on average shareholders' equity	12.35%	14.68%	13.59%	13.97%	13.37%
Average shareholders' equity to total average assets	7.71%	6.96%	7.62%	7.24%	7.24%

			September 30, 2024	September 30, 2023	December 31, 2023
			(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans			$10,616	$10,285	$11,041
Allowance for credit losses on unfunded commitments			1,159	2,131	1,770
Provision for credit losses (2)			(80)	1,161	1,566
Charge-offs (2)			(1,436)	(579)	(698)
Recoveries (2)			480	282	392

ASSET QUALITY:
Non-accrual loans			$3,921	$3,614	$3,887
90 days past due and still accruing			-	99	-
Other real estate owned			-	-	-
Total non-performing assets			$3,921	$3,713	$3,887
Non-performing assets to total assets			0.24%	0.23%	0.24%
Allowance for credit losses on loans to non-performing assets			270.75%	277.00%	284.05%
Allowance for credit losses on loans to total loans			0.94%	0.95%	1.01%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)			0.27%	0.44%	0.30%
Risk Grade 2 (high quality)			19.74%	19.74%	19.78%
Risk Grade 3 (good quality)			72.74%	73.35%	72.96%
Risk Grade 4 (management attention)			6.08%	5.15%	5.59%
Risk Grade 5 (watch)			0.66%	0.78%	0.84%
Risk Grade 6 (substandard)			0.51%	0.54%	0.53%
Risk Grade 7 (doubtful)			0.00%	0.00%	0.00%
Risk Grade 8 (loss)			0.00%	0.00%	0.00%

At September 30, 2024, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $2.7 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.  At December 31, 2023, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $4.9 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status.  This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(2) For the nine months ended September 30, 2024 and 2023 and the year ended December 31, 2023.

(END)

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